EXHIBIT 99.1
NEWS RELEASE

Ducommun Incorporated Reports Results for the
First Quarter Ended April 3, 2021
Solid Start to 2021 Along with Continued Margin Strength
SANTA ANA, CALIFORNIA (May 4, 2021) – Ducommun Incorporated (NYSE:DCO) (“Ducommun” or the “Company”) today reported results for its first quarter ended April 3, 2021.
First Quarter 2021 Recap
•Revenue was $157.2 million
•Net income of $6.7 million, or $0.55 per diluted share
•Adjusted net income of $7.1 million, or $0.58 per diluted share
•Gross margin of 21.1%
•Adjusted EBITDA of 13.5% of revenue
“Our first quarter performance continued to illustrate the resilience of Ducommun’s product portfolio and operating strength, especially in our Defense sector which is building the foundation for a solid year ahead and a return to revenue growth in 2021,” said Stephen G. Oswald, chairman, president and chief executive officer. “Military demand once again served to offset weakness in our commercial business, and continued overall strong product mix resulted in solid gross margins and Adjusted EBITDA across the Company. Looking ahead, we are optimistic that increasing build rates in the second half of 2021 and 2022 will have a positive impact on key aircraft platforms across our customers such as Boeing, Airbus and Gulfstream. We believe pent-up demand in air travel and vaccination progress will ultimately drive increased shipments across a host of programs where Ducommun has a strong market position. While still early, 2021 looks promising for the aerospace industry and Ducommun is uniquely positioned to benefit as the economy continues to strengthen.”
First Quarter Results
Net revenue for the first quarter of 2021 was $157.2 million compared to $173.5 million for the first quarter of 2020. The year-over-year decrease of 9.4% was primarily due to the following:
•$25.2 million lower revenue in the Company’s commercial aerospace end-use markets due to lower build rates on large aircraft platforms and regional and business aircraft platforms; partially offset by
•$12.2 million higher revenue in the Company’s military and space end-use markets due to higher build rates on military fixed-wing aircraft platforms and other military and space platforms.
Net income for the first quarter of 2021 was $6.7 million, or $0.55 per diluted share, compared to $7.9 million, or $0.67 per diluted share, for the first quarter of 2020. This reflects a $3.7 million decrease in gross profit due to lower revenue, partially offset by lower interest expense of $1.4 million.
Gross profit for the first quarter of 2021 was $33.1 million, or 21.1% of revenue, compared to gross profit of $36.8 million, or 21.2% of revenue, for the first quarter of 2020. Gross profit as a percentage of net revenue year-over-year was essentially flat due to unfavorable manufacturing volume, partially offset by favorable product mix and lower compensation and benefit costs.
Operating income for the first quarter of 2021 was $10.6 million, or 6.8% of revenue, compared to $13.6 million, or 7.8% of revenue, in the comparable period last year. The year-over-year decrease of $3.0 million was due to lower revenue. Adjusted operating income for the first quarter of 2021 was $11.1 million, or 7.1% of revenue, compared to $13.6 million, or 7.8% of revenue, in the comparable period last year.
Interest expense for the first quarter of 2021 was $2.8 million compared to $4.2 million in the comparable period of 2020. The year-over-year decrease was due to lower interest rates and a lower outstanding debt balance.
Adjusted EBITDA for the first quarter of 2021 was $21.1 million, or 13.5% of revenue, compared to $23.2 million, or 13.4% of revenue, for the comparable period in 2020.
During the first quarter of 2021, the net cash used in operations was $23.4 million compared to $12.0 million during the first quarter of 2020. The higher cash used in operations year-over-year was due to higher contract assets, lower accrued and other liabilities, and higher inventories, partially offset by higher accounts payable.
Business Segment Information
Electronic Systems
Electronic Systems segment net revenue for the quarter ended April 3, 2021 was $99.1 million, compared to $98.1 million for the first quarter of 2020. The year-over-year increase was primarily due to the following:
•$7.4 million higher revenue within the Company’s military and space end-use markets due to higher build rates on other military and space platforms; partially offset by
•$3.1 million lower revenue within the Company’s commercial aerospace end-use markets due to lower build rates on large aircraft platforms, regional and business aircraft platforms, and other commercial aerospace platforms.
Electronic Systems segment operating income for the quarter ended April 3, 2021 was $12.5 million, or 12.6% of revenue, compared to $15.1 million, or 15.4% of revenue, for the comparable quarter in 2020. The year-over-year decrease of $2.6 million was due to unfavorable manufacturing volume and unfavorable product mix, partially offset by lower compensation and benefit costs.
Structural Systems
Structural Systems segment net revenue for the quarter ended April 3, 2021 was $58.0 million, compared to $75.4 million for the first quarter of 2020. The year-over-year decrease was due to the following:
•$22.1 million lower revenue within the Company’s commercial aerospace end-use markets due to lower build rates on large aircraft platforms and regional and business aircraft platforms; partially offset by
•$4.8 million higher revenue within the Company’s military and space end-use markets due to higher build rates on various missile platforms.
Structural Systems segment operating income for the quarter ended April 3, 2021 was $5.1 million, or 8.8% of revenue, compared to $5.4 million, or 7.2% of revenue, for the comparable quarter in 2020. The year-over-year decrease of $0.3 million was due to unfavorable manufacturing volume, partially offset by favorable product mix and lower compensation and benefit costs.
Corporate General and Administrative (“CG&A”) Expenses
CG&A expenses for the first quarter of 2021 were $7.0 million, or 4.5% of total Company revenue, compared to $6.9 million, or 4.0% of total Company revenue, for the comparable quarter in the prior year.
Conference Call
A teleconference hosted by Stephen G. Oswald, the Company’s chairman, president and chief executive officer, and Christopher D. Wampler, the Company’s vice president, chief financial officer, controller and treasurer will be held today, May 4, 2021 at 2:00 p.m. PT (5:00 p.m. ET) to review these financial results. To participate in the teleconference, please call 800-697-5978 (international 630-691-2750) approximately 10 minutes prior to the conference time. The participant passcode is 9871258. Mr. Oswald and Mr. Wampler will be speaking on behalf of the Company and anticipate the call (including Q&A) to last approximately 45 minutes.
This call is being webcast and can be accessed directly at the Ducommun website at Ducommun.com.

About Ducommun Incorporated
Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit Ducommun.com.
Forward Looking Statements
This press release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, earnings guidance and any statements about the Company’s growth and outlook for the second half of 2021 and 2022, estimated build rates for key customer platforms, future demand for, and shipments related to the Company's products, and the recovery of the aerospace industry and air travel in light of the COVID-19 pandemic. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “continue” and similar expressions in this press release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: whether the anticipated pre-tax restructuring charges will be sufficient to address all anticipated restructuring costs, including related to employee separation, facilities consolidation, inventory write-down and other asset impairments; whether the expected cost savings from the restructuring will ultimately be obtained in the amount and during the period anticipated; whether the restructuring in the affected areas will be sufficient to build a more cost efficient, focused, higher margin enterprise with higher returns for the Company's shareholders; the impact of the Company’s debt service obligations and restrictive debt covenants; the Company’s end-use markets are cyclical; the Company depends upon a selected base of industries and customers; a significant portion of the Company’s business depends upon U.S. Government defense spending; the Company is subject to extensive regulation and audit by the Defense Contract Audit Agency; contracts with some of the Company’s customers contain provisions which give the its customers a variety of rights that are unfavorable to the Company; further consolidation in the aerospace industry could adversely affect the Company’s business and financial results; the Company’s ability to successfully make acquisitions, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; the Company relies on its suppliers to meet the quality and delivery expectations of its customers; the Company uses estimates when bidding on fixed-price contracts which estimates could change and result in adverse effects on its financial results; the impact of existing and future laws and regulations; the impact of existing and future accounting standards and tax rules and regulations; environmental liabilities could adversely affect the Company’s financial results; cyber security attacks, internal system or service failures may adversely impact the Company’s business and operations; the ultimate geographic spread, duration and severity of the coronavirus (COVID-19) outbreak, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release, May 4, 2021, or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov).
Note Regarding Non-GAAP Financial Information
This release contains non-GAAP financial measures, including Adjusted EBITDA (which excludes interest expense, income tax expense, depreciation, amortization, stock-based compensation expense, and Guaymas fire related expenses), non-GAAP operating income and as a percentage of net revenues, non-GAAP earnings, and non-GAAP earnings per share. In addition, certain prior period amounts have been reclassified to conform to current year’s presentation.
The Company believes the presentation of these non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company discloses different non-GAAP financial measures in order to provide greater transparency and to help the Company’s investors to more meaningfully evaluate and compare Ducommun’s results to its previously reported results. The non-GAAP financial measures that the Company uses may not be comparable to similarly titled financial measures used by other companies. We define backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. The majority of the LTAs do not meet the definition of a contract under ASC 606 and thus, the backlog amount disclosed herein is greater than the remaining performance obligations disclosed under ASC 606. Backlog is subject to delivery delays or program cancellations, which are beyond our control. Backlog is affected by timing differences in the placement of customer orders and tends to be concentrated in several programs to a greater extent than our net revenues. Backlog in industrial markets tends to be of a shorter duration and is generally fulfilled within a three month period. As a result of these factors, trends in our overall level of backlog may not be indicative of trends in our future net revenues.
CONTACTS:

Christopher D. Wampler, Vice President, Chief Financial Officer, Controller and Treasurer, 657.335.3665
Chris Witty, Investor Relations, 646.438.9385, cwitty@darrowir.com
[Financial Tables Follow]

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	April 3, 2021	December 31, 2020
Assets
Current Assets
Cash and cash equivalents	$16,972	$56,466
Accounts receivable, net	61,124	58,025
Contract assets	173,909	154,028
Inventories	138,287	129,223
Production cost of contracts	7,198	6,971
Other current assets	5,723	5,571
Total Current Assets	403,213	410,284
Property and equipment, Net	109,180	109,990
Operating lease right-of-use assets	15,703	16,348
Goodwill	170,830	170,830
Intangibles, net	121,506	124,744
Deferred income taxes	33	33
Other assets	5,399	5,118
Total Assets	$825,864	$837,347
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$70,235	$63,980
Contract liabilities	24,257	28,264
Accrued and other liabilities	28,433	40,526
Operating lease liabilities	3,118	3,132
Current portion of long-term debt	7,000	7,000
Total Current Liabilities	133,043	142,902
Long-term debt, less current portion	304,344	311,922
Non-current operating lease liabilities	13,785	14,555
Deferred income taxes	17,598	16,992
Other long-term liabilities	21,524	21,642
Total Liabilities	490,294	508,013
Commitments and contingencies
Shareholders’ Equity
Common stock	118	117
Additional paid-in capital	96,385	97,090
Retained earnings	248,422	241,727
Accumulated other comprehensive loss	(9,355)	(9,600)
Total Shareholders’ Equity	335,570	329,334
Total Liabilities and Shareholders’ Equity	$825,864	$837,347

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended
	April 3, 2021	March 28, 2020
Net Revenues	$157,151	$173,475
Cost of Sales	124,051	136,671
Gross Profit	33,100	36,804
Selling, General and Administrative Expenses	22,490	23,178
Operating Income	10,610	13,626
Interest Expense	(2,806)	(4,246)
Income Before Taxes	7,804	9,380
Income Tax Expense	1,109	1,450
Net Income	$6,695	$7,930
Earnings Per Share
Basic earnings per share	$0.57	$0.68
Diluted earnings per share	$0.55	$0.67
Weighted-Average Number of Common Shares Outstanding
Basic	11,791	11,610
Diluted	12,250	11,855

Gross Profit %	21.1%	21.2%
SG&A %	14.3%	13.4%
Operating Income %	6.8%	7.8%
Net Income %	4.3%	4.6%
Effective Tax Rate	14.2%	15.5%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
BUSINESS SEGMENT PERFORMANCE
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	% Change	April 3, 2021	March 28, 2020	% of Net Revenues 2021	% of Net Revenues 2020
Net Revenues
Electronic Systems	1.0%	$99,104	$98,120	63.1%	56.6%
Structural Systems	(23.0)%	58,047	75,355	36.9%	43.4%
Total Net Revenues	(9.4)%	$157,151	$173,475	100.0%	100.0%
Segment Operating Income
Electronic Systems		$12,491	$15,122	12.6%	15.4%
Structural Systems		5,128	5,390	8.8%	7.2%
		17,619	20,512
Corporate General and Administrative Expenses(1)		(7,009)	(6,886)	(4.5)%	(4.0)%
Total Operating Income		$10,610	$13,626	6.8%	7.8%
Adjusted EBITDA
Electronic Systems
Operating Income		$12,491	$15,122
Depreciation and Amortization		3,423	3,575
		15,914	18,697	16.1%	19.1%
Structural Systems
Operating Income		5,128	5,390
Depreciation and Amortization		3,440	3,689
Guaymas fire related expenses		475	—
		9,043	9,079	15.6%	12.0%
Corporate General and Administrative Expenses(1)
Operating loss		(7,009)	(6,886)
Depreciation and Amortization		59	72
Stock-Based Compensation Expense		3,133	2,279
		(3,817)	(4,535)
Adjusted EBITDA		$21,140	$23,241	13.5%	13.4%
Capital Expenditures
Electronic Systems		$624	$815
Structural Systems		1,989	2,137
Corporate Administration		—	—
Total Capital Expenditures		$2,613	$2,952
(1)Includes costs not allocated to either the Electronic Systems or Structural Systems operating segments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP OPERATING INCOME RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended
GAAP To Non-GAAP Operating Income	April 3, 2021	March 28, 2020	% of Net Revenues 2021	% of Net Revenues 2020
GAAP Operating income	$10,610	$13,626

GAAP Operating income - Electronic Systems	$12,491	$15,122
Adjusted operating income - Electronic Systems	12,491	15,122	12.6%	15.4%

GAAP Operating income - Structural Systems	5,128	5,390
Adjustment:
Guaymas fire related expenses	475	—
Adjusted operating income - Structural Systems	5,603	5,390	9.7%	7.2%

GAAP Operating loss - Corporate	(7,009)	(6,886)
Adjusted operating loss - Corporate	(7,009)	(6,886)
Total adjustments	475	—
Adjusted operating income	$11,085	$13,626	7.1%	7.8%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP EARNINGS AND EARNINGS PER SHARE RECONCILIATION
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended
GAAP To Non-GAAP Earnings	April 3, 2021	March 28, 2020
GAAP Net income	$6,695	$7,930
Adjustments:
Guaymas fire related expenses (1)	380	—
Total adjustments	380	—
Adjusted net income	$7,075	$7,930

	Three Months Ended
GAAP Earnings Per Share To Non-GAAP Earnings Per Share	April 3, 2021	March 28, 2020
GAAP Diluted earnings per share (“EPS”)	$0.55	$0.67
Adjustments:
Guaymas fire related expenses (1)	0.03	—
Total adjustments	0.03	—
Adjusted diluted EPS	$0.58	$0.67

Shares used for adjusted diluted EPS	12,250	11,855
(1) Includes effective tax rate of 20.0% for 2021 adjustments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
NON-GAAP BACKLOG* BY REPORTING SEGMENT
(Unaudited)
(Dollars in thousands)

	(In thousands)
	April 3, 2021	December 31, 2020
Consolidated Ducommun
Military and space	$516,424	$515,396
Commercial aerospace	266,400	268,326
Industrial	27,309	24,019
Total	$810,133	$807,741
Electronic Systems
Military and space	$385,626	$389,877
Commercial aerospace	54,099	56,719
Industrial	27,309	24,019
Total	$467,034	$470,615
Structural Systems
Military and space	$130,798	$125,519
Commercial aerospace	212,301	211,607
Total	$343,099	$337,126
* The Company defines backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. Backlog as of April 3, 2021 was $810.1 million compared to $807.7 million as of December 31, 2020. Under ASC 606, the Company defines performance obligations as customer placed purchase orders with firm fixed price and firm delivery dates. The remaining performance obligations disclosed under ASC 606 as of April 3, 2021 were $690.3 million.